RELIABILITY INC.

CONSOLIDATED BALANCE SHEET

June 30, 2019

	Maslow	Reliability	Adj.	Consolidated
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$155,667	$7,737		$163,404
Contract receivables	4,979,419			4,979,419
Due from employees	4,944			4,944
Prepaid expenses	82,691			82,691
Current maturity of notes receivable from related parties	3,573,639			3,573,639
Total current assets	8,796,360	7,737		8,804,097
PROPERTY AND EQUIPMENT, at cost
Office equipment	1,375			1,375
Computer equipment	42,984			42,984
Computer software	40,066			40,066
Leasehold improvements	5,725			5,725
Total property and equipment, at cost	90,150			90,150
Accumulated depreciation and amortization	(57,172)			(57,172)
Total property and equipment, net	32,978			32,978
Total assets	$8,829,338	$7,737		$8,837,075

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RELIABILITY INC.

CONSOLIDATED BALANCE SHEET, continued

June 30, 2019

	Maslow	Reliability	Adj.	Consolidated
LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$235,131			$235,131
Loan from Stockholder or Affiliates		$50,000		50,000
Accumulated Interest on Loans		25,342		25,342
Factoring	3,571,269			3,571,269
Accounts payable	796,748	8,584		805,332
Accrued payroll	400,920			400,920
Accrued liabilities	737,534			737,534
Deferred revenue	285,597			285,597
Short term debt	125,000			125,000
Income taxes payable	483,523			483,523
Total current liabilities	6,635,722	83,926		6,719,648
Long term debt, less current maturities		83,147		83,147
Deferred income taxes	343,664			343,664
Total liabilities	6,979,386	167,073		7,146,459

STOCKHOLDER’S EQUITY
Common stock, $1 par value, 400 shares authorized, 100 issued and outstanding	100			100
Common stock, without par value, 30,000,000 shares authorized; 17,268,993 shares issued		9,912,150		9,912,150
Retained earnings	1,849,852	(8,976,969)		(7,127,117)
Less treasury stock at cost, 354,300 shares		(1,094,517)		(1,094,517)
Total stockholder’s equity	1,849,952	(159,336)		1,690,616
Total liabilities and stockholder’s equity	$8,829,338	$7,737		$8,837,075

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Notes:

Assets

1. Current maturity of notes receivable from related parties: Notes increased by $ 258,655 in 6 months ending June 30th, due to loans to former parent Vivos Holdings, LLC., and fees associated with reverse merger, largely legal expenses.

2. Prepaid Expenses: Prepaid dropped by $152,305, to $82,691, as all corporate insurance policies are amortized over a 12-month period.

Liabilities

3. Current maturities of long-term debt: Dropped by $558,511 to $235,131 as loans were repaid on schedule.

4. Short Term Debt: On June 19, 2019, Maslow issued a $125,000 promissory note with an annual interest rate of 12% with the option of converting the note into equity. The funds raised from the promissory note was to be used for working capital purposes. The Company is obligated to issue shares equal to 75% of the average sale price of a qualified financing transaction

5. Income tax payable was reduced by $180,359 from December 2018

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RELIABILITY INC.

CONSOLIDATED STATEMENT OF INCOME

For the Six Months Ended June 30, 2019

	Maslow	Reliability	Adj.	Consolidated
Revenue
Workforce Management	17,917,364			17,917,364
Cost of Revenue
Workforce Management	16,011,202			16,011,202
Gross profit	1,906,162			1,906,162
Operating Expenses
General and administrative expenses	1,357,728	7,984		1,365,712
Operating Profit	548,434	(7,984)		540,450
Other Income/(Expense)
Interest income, related parties	45,509			45,509
Interest Expense	(168,398)	(5,407)		(173,805)
Other	(51,472)			(51,472)
Income before taxes	374,073	(13,391)		360,682
Income tax benefit	3,605			3,605
Net income	$377,678	(13,391)		$364,287

Notes

1.	Revenues: First half 2019 Revenue of $17,917,364 is less than half a point lower than same time a year ago at $17,977,659.
2.	Cost of Revenue: At $16,011,202 is within 1% of a year ago.

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RELIABILITY INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2019

	Maslow	Reliability	Adj	Consolidated
A. Cash flows from operating activities:
Net Profit / (Loss)	$377,678	$(13,391)		$364,287
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation on Assets	11,901			11,901
Loss on disposal of property and equipment	2,591			2,591
Operating Profit before Working Capital Changes	392,170	(13,391)		378,779
Changes in operating assets and liabilities:
Contract receivables	885,437			885,437
Due from related parties	(258,655)			(258,655)
Due from employee	1,175			1,175
Prepaid expenses	152,305			152,305
Accumulated Interest on Loans		2,478		2,478
Accounts payable	90,185	(7,377)		82,808
Accrued Payroll	61,997			61,997
Accrued Liabilities	(37,686)			(37,686)
Deferred Income	50,204			50,204
Income Taxes Payable/Tax Paid	(180,359)			(180,359)
Cash Generated from Operations	764,603	(4,899)		759,704
Net Cash from Operating Activities	1,156,773	(18,290)		1,138,483
B. Cash flows from investing activities:
Purchase of fixed assets	(14,350)			(14,350)
Net Cash from Investing Activities	(14,350)			(14,350)
C. Cash flows from financing activities:
Long Term borrowings	(558,511)	17,929		(540,582)
Proceeds from issuing short term debt	125,000			125,000
Net payment on Line of Credit	(581,955)			(581,955)
Net cash from / (used) by financing activities	(1,015,466)	17,929		(997,537)
Net decrease in cash and cash equivalents	126,957	(361)		126,596
Cash and cash equivalents at beginning of year	28,710	8,098		36,808
Cash and cash equivalents at end of year	155,667	7,737		163,404

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